Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Black Stone Minerals, L.P.

Houston, Texas

We hereby consent to the use in the Prospectus constituting a part of this Amendment No. 2 to the Registration Statement of our report dated March 18, 2015, relating to (i) the consolidated financial statements of Black Stone Minerals Company, L.P. and Subsidiaries and (ii) the balance sheet of Black Stone Minerals, L.P. as of December 31, 2014, which are both contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Houston, Texas
April 21, 2015